UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)
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☐	Soliciting Material Pursuant to § 240.14a-12
Vera Therapeutics, Inc.
(Name of Registrant as Specified in Its Charter)
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VERA THERAPEUTICS, INC.
8000 Marina Boulevard, Suite 120
Brisbane, California 94005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 15, 2024
Dear Stockholder:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Vera Therapeutics, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Wednesday, May 15, 2024, at 8:00 a.m. (Pacific Time). The Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/VERA2024. You will not be able to attend the meeting in person. The Annual Meeting is being held for the following purposes:
1.	To elect the two Class III directors named herein to hold office until the Company’s 2027 annual meeting of stockholders.
2.	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024.
3.	To conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the Proxy Statement referenced in this Notice.
You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/VERA2024 and entering the 16-digit Control Number included in your Notice of Internet Availability, voting instruction form, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying Proxy Statement. You may log-in beginning at 7:45 a.m. (Pacific Time) on Wednesday, May 15, 2024.
The record date for the Annual Meeting is March 18, 2024. Only holders of record of our Class A common stock at the close of business on that date and their proxyholders may vote at the Annual Meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on
Wednesday, May 15, 2024 at www.virtualshareholdermeeting.com/VERA2024.

The Proxy Statement and Annual Report to stockholders
are available at www.proxyvote.com.
By Order of the Board of Directors

Marshall Fordyce, M.D.
President and Chief Executive Officer
Brisbane, California
April 3, 2024
Whether or not you expect to attend the meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Please note, however, that if your shares of Class A common stock are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you may be required to obtain a proxy issued in your name from that record holder.

i

VERA THERAPEUTICS, INC.
8000 Marina Boulevard, Suite 120
Brisbane, California 94005
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2024
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Vera Therapeutics, Inc. (sometimes referred to as “we,” “us,” “our,” or the “Company”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice and make this proxy statement and the form of proxy available on or about April 3, 2024 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after April 13, 2024.
How do I attend the Annual Meeting?
The Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/VERA2024. You will not be able to attend the Annual Meeting in person. If you attend the Annual Meeting online, you will be able to vote and submit questions, at www.virtualshareholdermeeting.com/VERA2024.
You are entitled to attend the Annual Meeting if you were a holder of Class A common stock as of the close of business on March 18, 2024 (the “Record Date”) or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/VERA2024 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice of Internet Availability, proxy card or voting instruction form, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number/ proxy to vote.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares of Class A common stock.
We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 15 minutes before the meeting on May 15, 2024.
What if I cannot find my Control Number?
Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/VERA2024 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the Annual Meeting.
If you are a beneficial owner (that is, you hold your shares of Class A common stock in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.
Will a list of record stockholders as of the Record Date be available?
A list of our record stockholders as of the close of business on the Record Date will be made available to stockholders during the meeting at www.virtualshareholdermeeting.com/VERA2024. In addition, for the ten days prior to the

Annual Meeting, the list will be available for examination by appointment by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To schedule an appointment to access the list of record stockholders beginning May 5, 2024 and until the Annual Meeting, stockholders should email ir@veratx.com.
Who can vote at the Annual Meeting?
Only holders of Class A common stock of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On this Record Date, there were 54,451,375 shares of Class A common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares of Class A common stock were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. We urge you to fill out and return the proxy card that you may request or that we may elect to deliver at a later time or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date your shares of Class A common stock were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares of Class A common stock held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares of Class A common stock in your account.
What am I voting on?
There are two matters scheduled for a vote:
•	Proposal 1: To elect the two Class III directors named herein to hold office until the Company’s 2027 annual meeting of stockholders.
•
Proposal 2: To ratify the selection by the Audit Committee of the Board (the “Audit Committee”) of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024.

What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?
You may either vote “For” or “Withhold” your vote for each nominee to the Board. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote using the following mechanisms:
•
To vote during the Annual Meeting, if you are a Class A common stockholder of record as of the Record Date, follow the instructions at www.virtualshareholdermeeting.com/VERA2024. You will need to enter the 16-digit Control Number found on your Notice of Internet Availability, or notice you receive or in the email sending you the Proxy Statement.

•
To vote prior to the Annual Meeting (until 11:59 p.m. (Eastern Time) on May 14, 2024), you may vote via the Internet at www.proxyvote.com; by telephone; or by completing and returning your proxy card or voting instruction form, as described below.

•
To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares of Class A common stock as you direct.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and Control Number from the Notice. Your telephone vote must be received by 11:59 p.m. (Eastern Time) on May 14, 2024 to be counted.

•
To vote through the internet prior to the meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and Control Number from the Notice. Your internet vote must be received by 11:59 p.m. (Eastern Time) on May 14, 2024 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares of Class A common stock registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from the Company. To vote prior to the meeting, simply follow the voting instructions in the Notice to ensure that your vote is counted. You may access and vote at the meeting by logging in with your Control Number on your voting instruction form at www.virtualshareholdermeeting.com/VERA2024. However, because you are not the stockholder of record, you may not vote your shares of Class A common stock at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
Internet proxy voting may be provided to allow you to vote your shares of Class A common stock online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access.
How many votes do I have?
On each matter to be voted upon, you are entitled to one vote for each share of Class A common stock you own as of the Record Date.
If I am a Class A stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a Class A stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares of Class A common stock will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares of Class A common stock will be voted, as applicable, “For” the election of each of the two nominees for director and

“For” the ratification of the selection by the Audit Committee of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares of Class A common stock using his or her best judgment.
If I am a beneficial owner of shares of Class A common stock held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares of Class A common stock held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares of Class A common stock in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares of Class A common stock with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares of Class A common stock on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares of Class A common stock may be voted by your broker in its discretion on Proposal 2.
If you are a beneficial owner of shares held in street name, in order to ensure your shares of Class A common stock are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares of Class A common stock may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares of Class A common stock are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares of Class A common stock, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to 8000 Marina Boulevard, Suite 120 Brisbane, California 94005, Attention: Corporate Secretary.
•	You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares of Class A common stock are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 4, 2024 to 8000 Marina Boulevard, Suite 120, Brisbane, California 94005. If you wish to submit a proposal at the meeting that is not to be included in next year’s proxy materials or a director nomination, you must do so between January 15, 2025 and February 14, 2025. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You are also advised to review the Company’s amended and restated bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations. The timely submission of a proposal (including a director nomination) does not guarantee its inclusion in the Company’s proxy materials.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, for the proposal to ratify the Audit Committee’s selection of KPMG LLP as our independent public accounting firm for the fiscal year ending December 31, 2024, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will have no effect on Proposal 2. Broker non-votes and abstentions will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with this proposal.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares of Class A common stock are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
For Proposal 1, the election of directors, the three nominees receiving the most “For” votes from the holders of shares of Class A common stock present virtually or represented by proxy and entitled to vote generally on the election of directors will be elected. Only votes “For” will affect the outcome. “Withhold” votes and broker non-votes will have no effect.
For Proposal 2, ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2024, must receive “For” votes from the holders of a majority of voting power of the shares of Class A common stock present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter. This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares of Class A common stock in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal. Abstentions will have no effect.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. The presence, in person, by remote communication, if applicable, or by proxy, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. On the Record Date, there were 54,451,375 shares of Class A common stock outstanding and entitled to vote.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chair of the Annual Meeting or the holders of a majority of voting power of the shares of Class A common stock represented thereat and entitled to vote thereon may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results are expected to be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1
ELECTION OF DIRECTORS
The Board is divided into three classes, with only one class of directors being elected in each year and each class, Class I, Class II and Class III, serving a three-year term. Each Class III director has a term that expires at this Annual Meeting, each Class I director has a term that expires at the Company’s 2025 annual meeting of stockholders and each Class II director has a term that expires at the Company’s 2026 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier death, resignation, or removal.
The Board currently has eight members. The current directors are Marshall Fordyce, M.D., Michael Morrissey, Ph.D., Andrew Cheng, M.D., Ph.D., Patrick Enright, Kimball Hall, Maha Katabi, Ph.D., Scott Morrison and Beth Seidenberg, M.D.
There are two directors in the class whose term of office expires in 2024: Andrew Cheng, M.D., Ph.D. and Scott Morrison. Each is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the Company’s 2027 annual meeting of stockholders and until the director’s successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting.
Directors are elected at the Annual Meeting by a plurality of the votes of the holders of shares of Class A common stock present virtually or represented by proxy and entitled to vote generally on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
The Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating Committee views as critical to effective functioning of the Board. To provide a mix of experience and perspective on the Board, the Nominating Committee also takes into account geographic, gender, age, and ethnic diversity. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating Committee to believe that that nominee should continue to serve on the Board. However, each of the members of the Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members. The following is a brief biography as of the Record Date of each nominee and each director whose term will continue after the Annual Meeting.
Nominees for Election for a Three-year Term Expiring at the Company’s 2027 Annual Meeting of Stockholders
Andrew Cheng, M.D., Ph.D., 57, has served as a member of our Board since May 2017. Dr. Cheng has served as the President and Chief Executive Officer, as well as a director, of Akero Therapeutics, Inc. (Nasdaq: AKRO), a biotechnology company, since September 2018. Since May 2022, Dr. Cheng has served as non-executive director for MorphoSys AG (Nasdaq: MOR). From August 2019 to May 2022, Dr. Cheng served as a non-executive director for Arbutus Biopharma Corporation (Nasdaq: ABUS), a biopharmaceutical company. Before joining Akero, Dr. Cheng was at Gilead Sciences, Inc. (Nasdaq: GILD) (“Gilead”), a biotechnology company, as Chief Medical Officer from March 2018 to September 2018, Executive Vice President from February 2015 to September 2018, and Senior Vice President from February 2009 to February 2015. From April 2018 to November 2018, Dr. Cheng served on the board of directors of Syntimmune, Inc., a biotechnology company, which was acquired by Alexion Pharmaceuticals Inc. Dr. Cheng holds a B.A. in biology from the Johns Hopkins University and an M.D. and Ph.D. in cellular and molecular biology from Columbia University College of Physicians and Surgeons. He completed his internal medicine residency at UCLA and was board certified in internal medicine. Our Board and Nominating Committee believes that Dr. Cheng is qualified to serve as a member of our Board due to his extensive experience in clinical development across multiple therapeutic areas.

Scott Morrison, 66, has served on our Board since April 2020. From 1996 to December 2015, Mr. Morrison was a partner with Ernst & Young LLP, a public accounting firm, where he also served as U.S. Life Sciences Leader from 2002 to December 2015. Mr. Morrison has served on the board of directors of Corvus Pharmaceuticals Inc. (Nasdaq: CRVS), a biopharmaceutical company, since December 2015, IDEAYA Biosciences, Inc. (Nasdaq: IDYA), a biotechnology company, since July 2018, Audentes Therapeutics, Inc., a biotechnology company, from December 2015 through its sale to Astellas Pharma Inc. on January 15, 2021, Global Blood Therapeutics, Inc., a biopharmaceutical company, from December 2015 through its sale to Pfizer Inc. (“Pfizer”) (NYSE:PFE) on October 4, 2022, Zai Lab Limited (Nasdaq: ZLAB), a biotechnology company, since October 2021, Tarsus Pharmaceuticals, Inc., a biotechnology company, since October 2022 and Escape Bio, Inc., a biotechnology company, from July 2020 to November 2022. Mr. Morrison has also held roles on the boards of directors of numerous other life sciences industry organizations. Mr. Morrison has previously served on the boards of directors of the Life Sciences Foundation, the California Life Sciences Association, the Biotech Institute and the Emerging Companies Section of the Biotechnology Innovation Organization. He holds a B.S. in Business Administration from the University of California, Berkeley and is a certified public accountant (inactive). Our Board and Nominating Committee believes that Mr. Morrison’s 40 years of experience serving life sciences companies and in public accounting as well as many years of governance experience qualifies him to serve on our Board.
THE BOARD RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.
Directors Continuing in Office Until the Company’s 2025 Annual Meeting of Stockholders
Marshall Fordyce, M.D., 50, is our founder and has served as our President and Chief Executive Officer and as a member of our Board since May 2016. From April 2011 to July 2016, Dr. Fordyce held a number of senior leadership roles at Gilead including Director of Clinical Research and Senior Director of Clinical Research, where he was responsible for leading teams in clinical translation, development and commercialization of new treatments. In April 2012, Dr. Fordyce joined the Albert and Mary Lasker Foundation, a foundation supporting biomedical research, as a non-executive director and continues in that role. Dr. Fordyce received a B.A. in medical anthropology from Harvard University and an M.D. from Harvard Medical School. Our Board and Nominating Committee believes that Dr. Fordyce is qualified to serve on our Board due to his extensive experience in the biotechnology industry in senior leadership roles, as well as the perspective and experience he brings as our President and Chief Executive Officer.
Beth Seidenberg, M.D., 67, has served as a member of our Board since June 2016. Dr. Seidenberg is a founding Managing Director of Westlake Village BioPartners, a venture capital firm, a position she has held since September 2018. Dr. Seidenberg has been a Partner at Kleiner Perkins, a venture capital firm, since May 2005, where she primarily focuses on life sciences investing. Prior to joining Kleiner Perkins, Dr. Seidenberg was the Senior Vice President, Head of Global Development and Chief Medical Officer at Amgen Inc. (Nasdaq: AMGN) (“Amgen”), a biotechnology company. In addition, Dr. Seidenberg was a senior executive in research and development at Bristol Myers Squibb Company (NYSE: BMY), a biopharmaceutical company, and Merck & Co., Inc. (NYSE: MRK). Dr. Seidenberg has served on the board of directors of ACELYRIN, INC. (Nasdaq: SLRN), a biopharmaceutical company, since October 2020, Sagimet Biosciences (Nasdaq: SGMT), a biotechnology company, since April 2007, Kyverna Therapeutics, Inc. (Nasdaq: KYTX), a biopharmaceutical company, since September 2018 and Progyny, Inc. (Nasdaq: PGNY), a fertility benefit management company, since May 2010. Dr. Seidenberg served on the board of directors of Atara Biotherapeutics, Inc. (Nasdaq: ATRA), a biopharmaceutical company from August 2012 to June 2023. From February 2008 until September 2019 she served on the board of directors of Epizyme, Inc., a biopharmaceutical company. From June 2011 to February 2019 she served on the board of directors of Tesaro, Inc., a biopharmaceutical company. From December 2012 to June 2018 she served on the board of directors of ARMO BioSciences, Inc., a biopharmaceutical company. Dr. Seidenberg received a B.S. from Barnard College and an M.D. from the University of Miami School of Medicine and completed her post-graduate training at the Johns Hopkins University, George Washington University and the National Institutes of Health. Our Board and Nominating Committee believes that Dr. Seidenberg is qualified to serve on our Board because of her extensive experience in the life sciences industry as a senior executive and venture capitalist, as well as her training as a physician.
Kimball Hall, 58, has served on our Board since December 2021. Ms. Hall has served as President and Chief Executive Officer of Innocoll Holdings Ltd., a pharmaceutical company, since January 2023. From December 2020 to January 2023, Ms. Hall served as President and Chief Operating Officer of Abzena Holdings (US), LLC (“Abzena”), a privately owned Contract Development and Manufacturing Organization. She also served as a member of Abzena’s board of directors and first joined as Chief Operating Officer in October 2019. Since January 2016, prior to joining Abzena, Ms. Hall held several executive positions at Genentech, Inc. (“Genentech”), a member of the Roche family. She served as a member of the Genentech Executive Committee and was Senior Vice President, Global Head of Drug Substance Manufacturing. Prior to joining Genentech, Ms. Hall spent 16 years at Amgen, a biotechnology company. Ms. Hall received a B.S. in microbiology from the University of Washington. Our Board and Nominating Committee believes that Ms. Hall is qualified to serve on our Board given her extensive experience as an executive in the pharmaceutical and biotechnology sectors.
Directors Continuing in Office Until the Company’s 2026 Annual Meeting of Stockholders
Maha Katabi, Ph.D., 50, has served as a member of our Board since October 2020. Dr. Katabi joined Sofinnova Investments, a venture capital firm, in April 2019 as a Partner and has been a General Partner since March 2020. Previously, Dr. Katabi was a founding Managing Partner at Oxalis Capital, a venture capital firm, from August 2018 until April 2019. From September 2008 until January 2018, Dr. Katabi was an Investment Manager and later Partner, Private Equity at Sectoral Asset Management (“Sectoral”), an investment advisor exclusively focused on the global healthcare sector, where she was the portfolio manager of a family of funds investing in small cap and private biotech companies. Prior to joining Sectoral, Dr. Katabi was a Vice President at Ventures West, a venture capital firm, from 2004 to 2008, where she focused on early-stage venture investments in the life sciences industry. She started her venture capital career in 1999 with T2C2 Capital Bio, a seed fund focused on university start-ups. Dr. Katabi was a member of the board of directors of Gyroscope Therapeutics Limited, a gene therapy company, from March 2021 until it was acquired by Novartis AG (“Novartis”) in February 2022, and a member of the board of directors of Amplyx Pharmaceuticals, Inc., biopharmaceutical company, from May 2020 until it was acquired by Pfizer in April 2021, Aiolos Bio, Inc., a biopharmaceutical company, from September 2023 until February 2024 and Northsea Therapeutics, B.V. from March 2019 to June 2021. Dr. Katabi currently serves as a member of the board of directors, of Aerovate Therapeutics Inc. (Nasdaq: AVTE), a biotechnology company, since August 2020, Quanta Therapeutics, Inc., a biotechnology company, since June 2021, Rayze Bio, Inc., a biotechnology company, since August 2022, Star, since June 2023 and Sofinnova Investments. She serves as Chairman of the board of directors of Exactis Innovation, a not-for-profit pan-Canadian research network for precision oncology, and an advisor to amplifyHERscience, a Yale Ventures program dedicated to supporting and promoting diversity, equity, and inclusion in science and entrepreneurial pursuits. Dr. Katabi received a Ph.D. in Pharmacology and a B.Sc. in Biology at McGill University and her CFA charter in 2011. Our Board and Nominating Committee believes that Dr. Katabi is qualified to serve on our Board due to her experience serving on the boards of directors of life sciences companies and as a biopharmaceutical and biotechnology public and private company investor.
Michael M. Morrissey, Ph.D., 63, has served as a member of our Board since May 2022. Dr. Morrissey has served as director and as President and Chief Executive Officer of Exelixis, Inc. (“Exelixis”) (Nasdaq: EXEL) since July 2010. Dr. Morrissey has held positions of increasing responsibility at Exelixis since he joined the company in February 2000, including serving as President of Research and Development from January 2007 until July 2010. From 1991 to 2000, Dr. Morrissey held several positions at Berlex Biosciences, last holding the position of Vice President, Discovery Research. Earlier in his career, Dr. Morrissey served as a Senior Scientist and Project Team Leader in Medicinal Chemistry at CIBA-Geigy Corporation. Dr. Morrissey served as a member of the board of directors of XWPharma Ltd., a privately held, clinical-stage biopharmaceutical company dedicated to the discovery and development of novel therapeutics, from December 2020 to April 2023 and CERo Therapeutics, Inc., a public biopharmaceutical company, from January 2022 to November 2022. He is the author of numerous scientific publications in medicinal chemistry and drug discovery and an inventor on 70 issued U.S. patents and 25 additional published U.S. patent applications. Dr. Morrissey holds a B.S. (Honors) in Chemistry from the University of Wisconsin and a Ph.D. in Chemistry from Harvard University. Our Board and Nominating Committee believes that Dr. Morrissey is qualified to serve as a member of our Board due to his extensive experience in clinical development and as a biopharmaceutical executive.
Patrick G. Enright, 62, has served on our Board since October 2020. Mr. Enright co-founded Longitude Capital, a healthcare venture capital firm, where he has served as a Managing Director since 2006. Previously, Mr. Enright was a Managing Director of Pequot Ventures, a venture capital firm, where he co-led the life sciences investment practice. Mr. Enright also has significant life sciences operations experience including serving on senior executive positions at Valentis, Inc., Boehringer Mannheim Pharmaceuticals Corp. (acquired by Roche) and Sandoz, Inc. (now known as Novartis). Mr. Enright has served on the board of directors of Jazz Pharmaceuticals PLC (Nasdaq: JAZZ), a public biopharmaceutical company, since July 2009, CuraSen Therapeutics, Inc., a biopharmaceutical company, since

October 2018, Endeavor Biomedicines, Inc., a biopharmaceutical company, since December 2020, Epirium Bio, Inc. a biopharmaceutical company, since June 2019, Opna Immuno-Oncology SA, a biopharmaceutical company, since June 2022, Orbus Therapeutics, Inc., a biopharmaceutical company, since August 2015 and Zenas Biopharma, a biopharmaceutical company, since November 2022. Mr. Enright is also on the board of directors of the National Venture Capital Association (NVCA). Mr. Enright previously served on the board of directors of over twenty companies, including Aimmune Therapeutics, Inc. (Nasdaq: AIMT, acquired by Nestlé) (“Aimmune”), a biotherapeutics company, from January 2013 to October 2020, Aptinyx Inc. (Nasdaq: APTX), a biotechnology company, from May 2016 to November 2022, Vaxcyte, Inc. (Nasdaq: PCVX), a biopharmaceutical company, from July 2015 to May 2020, Rivus Pharmaceuticals, Inc., a biopharmaceutical company, from April 2019 to January 2024, Dascena, Inc., a machine learning technology company, from July 2022 to August 2022 and CardioDx, Inc., a medical diagnostic company, from February 2011 to January 2019. Mr. Enright received a B.S. in Biological Sciences from Stanford University and an M.B.A. from the Wharton School of the University of Pennsylvania. Our Board and Nominating Committee believes that Mr. Enright is qualified to serve on our Board due to his experience serving on the board of directors of clinical-stage biotechnology companies and his investment experience in the life sciences industry.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under the Nasdaq Stock Market (“Nasdaq”) listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the Nasdaq listing rules, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable Nasdaq listing rules: Drs. Cheng, Seidenberg, Morrissey and Katabi, Messrs. Enright, and Morrison and Ms. Hall. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
In accordance with the Nasdaq listing rules, the members of the Board have self-identified a number of attributes related to their diversity. The following is a matrix showing the makeup of those self-reported attributes:
Board Diversity Matrix (As of the Record Date)
Total Number of Directors:	8
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Board Leadership Structure
The Board is currently chaired by Dr. Morrissey. The Board Chair has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company has a separate Chair for each committee of the Board. The Chair of each committee reports periodically to the Board on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Audit Committee’s responsibilities also include oversight of the Company’s cybersecurity risk management processes, including oversight of mitigation of risks from cybersecurity threats. The Nominating Committee monitors the effectiveness of our corporate governance guidelines. The Compensation Committee of the Board (the “Compensation Committee”) assesses and monitors our practices and policies of employee compensation as they relate to risk management and risk-taking incentives.
Meetings of the Board of Directors
The Board met five times during 2023. Each Board member attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of 2023 for which they were directors or committee members, respectively.
As required under applicable Nasdaq listing rules, in 2023, the Company’s independent directors met four times in regularly scheduled executive sessions at which only independent directors were present.
Under our Corporate Governance Guidelines, directors are encouraged, but not required, to attend the Company’s annual stockholders meetings. Mr. Fordyce, Mr. Morrison, and Ms. Hall attended the 2023 Annual Meeting.
Information Regarding Committees of the Board of Directors
The Board has three committees: the Audit Committee, Compensation Committee, and Nominating Committee. The following table provides membership and meeting information for the fiscal year ended December 31, 2023 for each of the Board committees:
Name	Audit	Compensation	Nominating and Corporate Governance
Marshall Fordyce, M.D.
Michael Morrissey, Ph.D.	X		X
Andrew Cheng, M.D., Ph.D.		X	X
Patrick Enright		X*
Kimball Hall		X
Maha Katabi, Ph.D., C.F.A			X*
Scott Morrison	X*
Beth Seidenberg, M.D.	X
Total meetings in 2023	4	4	3
*	Committee Chair
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Below is a description of each committee of the Board.

Audit Committee
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The primary purpose of the Audit Committee is to discharge the responsibilities of the Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial-statement audits, and to oversee our independent registered accounting firm. Specific responsibilities of the Audit Committee include:
•	helping the Board oversee our corporate accounting and financial reporting processes;
•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	monitoring and assessing, and overseeing the reporting of, any material cybersecurity breaches and associated risks;
•	reviewing related person transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving, or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.
The Audit Committee is composed of three directors: Mr. Morrison, Dr. Morrissey, and Dr. Seidenberg. The Audit Committee met four times during 2023. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at https://ir.veratx.com/corporate-governance/governance-highlights. The information on the Company’s website is not incorporated by reference into this Proxy Statement or the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 27, 2024 (the “Annual Report”).
The Board reviews the Nasdaq listing rules definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing rules).
The Board has also determined that Mr. Morrison qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. In making this determination, the Board made a qualitative assessment of Mr. Morrison’s level of knowledge and experience based on a number of factors, including his formal education and experience as a partner for Ernst & Young LLP, a public accounting firm.
Report of the Audit Committee of the Board*
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Annual Report.
Scott Morrison
Michael Morrissey, Ph.D.
Beth Seidenberg M.D.
*
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee
The Compensation Committee is composed of three directors: Mr. Enright, Dr. Cheng and Ms. Hall. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing rules). The Compensation Committee met four times during 2023. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at https://ir.veratx.com/corporate-governance/governance-highlights. The information on the Company’s website is not incorporated by reference into this Proxy Statement or the Annual Report.
The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include:
•
reviewing and approving the compensation of our Chief Executive Officer, other executive officers and senior management, and overseeing the development and performance of our officers and our succession planning;

•	reviewing and recommending to our Board the compensation paid to our non-employee directors for their service on the Board and its committees;
•	reviewing employee diversity and inclusion initiatives;
•	reviewing and approving the compensation arrangements with our executive officers and other senior management;
•	administering our equity incentive plans and other benefit programs;
•
reviewing, adopting, amending and terminating, incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans and any other compensatory arrangements for our executive officers and other senior management;

•
reviewing matters related to human capital management, including our policies and strategies regarding recruiting, retention, career development and progression, diversity and inclusion and other employment practices;

•	reviewing annually the independence of any compensation consultant, outside legal counsel or any such other advisor engaged by the Compensation Committee;
•	reviewing, evaluating and recommending to our Board succession plans for our executive officers; and
•	reviewing and establishing general policies relating to compensation and benefits of our employees.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities, and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from legal, accounting, or other outside advisors (including compensation consultants) that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee.
During 2023, after taking into consideration the six factors prescribed by the SEC and Nasdaq that bear upon an adviser’s independence, the Compensation Committee engaged Alpine Rewards (“Alpine”) as compensation consultant. As part of its engagement, Alpine was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group for purposes of developing recommendations that were presented to the Compensation Committee for its consideration.

Typically, the Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than our Chief Executive Officer, the Compensation Committee takes into account the results of any recent Compensation Committee review of officer performance, and evaluates their individual performance, taking into account the recommendations and evaluation of the Chief Executive Officer to the extent the Compensation Committee deems appropriate.
In the case of our Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
Nominating and Corporate Governance Committee
The Nominating Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company, reviewing and evaluating incumbent directors, recommending to the Board for selecting candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and reviewing and making recommendations regarding corporate governance matters. Specific responsibilities of our Nominating Committee include:
•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;
•	considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;
•	instituting plans or programs for the continuing education of our Board and orientation of new directors;
•	reviewing and making recommendations to our Board regarding environmental, social responsibility and sustainability matters;
•	developing and making recommendations to our Board regarding corporate governance guidelines and matters; and
•	overseeing periodic evaluations of Board performance, including committees of the Board and management.
The Nominating Committee is composed of three directors: Dr. Katabi, Dr. Morrissey and Dr. Cheng. All members of the Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). The Nominating Committee met three times during 2023. The Board has adopted a written Nominating Committee charter that is available to stockholders on the Company’s website at https://ir.veratx.com/corporate-governance/governance-highlights. The information on the Company’s website is not incorporated by reference into this Proxy Statement or the Annual Report.
The Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating Committee retains the right to modify these qualifications from time to time.

Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
The Nominating Committee appreciates the value of thoughtful Board refreshment, and seeks to identify and consider qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing rules, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting at 8000 Marina Boulevard, Suite 120, Brisbane, California 94005 Attention: Corporate Secretary. Submissions must include, among other things, (i) the name, age, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the class and series and number of shares of each class and series of capital stock of the Company that are owned of record and beneficially by such nominee; (iv) the date or dates on which such shares were acquired and the investment intent of such acquisition; and (v) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved and whether or not proxies are being or will be solicited), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Stockholder Communications with the Board
The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to 8000 Marina Boulevard, Suite 120, Brisbane, California 94005 Attention: Secretary. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.
These communications will be reviewed by the Secretary of the Company, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent directors.
Code of Business Conduct and Ethics
We maintain a Code of Business Conduct and Ethics that applies to all our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Business Conduct and Ethics is posted on our website at https://ir.veratx.com/corporate-governance/governance-highlights. The information on our website is not incorporated by reference into this Proxy Statement or the Annual Report. We intend to disclose on our website any future amendments of our Code of Business Conduct and Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or our directors from provisions in the Code of Business Conduct and Ethics.
Prohibition on Speculative Trading*
Under the terms of our insider trading policy, none of our officers, directors, other employees or consultants may engage in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our capital stock at any time. In addition, none of our officers, directors, other employees or consultants may margin, or make any offer to margin, or otherwise pledge as security, any of our capital stock, including without limitation, borrowing against such stock, at any time.
*
The disclosure under the caption “Prohibition on Speculative Trading” is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that the Board submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since 2018. Representatives of KPMG LLP are expected to be present virtually at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of the majority of voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter at the Annual Meeting will be required to ratify the selection of KPMG LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed by KPMG LLP for the fiscal years ended December 31, 2023 and 2022.
	Fiscal Year Ended December 31, 2023	Fiscal Year Ended December 31, 2022
	(in thousands)
Audit Fees	$968,000	$815,000
Audit-related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$968,000	$815,000
Audit Fees. Consist of fees billed for professional services by KPMG LLP for audit and quarterly review of our financial statements and review of our registration statements on Form S-1, Form S-3 and Form S-8 and related services that are normally provided in connection with statutory and regulatory filings or engagements, including comfort letters.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, KPMG LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS
Each of our executive officers serves at the discretion of the Board. The determination as to which of our employees qualify as executive officers was made by the Board in accordance with the rules of the SEC. Biographical information for our executive officers as of the Record Date is set forth below. The following table identifies our current executive officers, their age, and their respective offices and positions as of the Record Date.
Name	Age	Position
Marshall Fordyce, M.D.	50	President, Chief Executive Officer and Director
Robert Brenner, M.D.	56	Chief Medical Officer
Sean Grant	39	Chief Financial Officer
William Turner	58	Chief Development Officer
Marshall Fordyce, M.D. Biographical information regarding Dr. Fordyce is set forth under “Proposal 1: Election of Directors.”
Robert Brenner, M.D. has served as our Chief Medical Officer since January 2024. He previously served as co-founder and Chief Executive Officer at Cru Bio, a biopharmaceutical company dedicated to developing innovative therapies to address kidney and related diseases, from August 2022 to December 2023. From February 2020 to February 2022, Dr. Brenner worked in healthcare venture capital for 6 Dimensions Capital and he has participated in the incubation and launch of new kidney disease treatment companies in both the United States and China. Prior to joining 6 Dimensions Capital, Dr. Brenner served as CMO at Orionis Biosciences, LLC, a biotechnology company, from December 2015 to September 2018 and EVP of Research and Development at Codiak Biosciences, Inc., a biotechnology company, from September 2018 to March 2019. Dr. Brenner received his B.A. from Johns Hopkins University and his M.D. from Albert Einstein College of Medicine. He completed his medical residency at Brigham and Women’s Hospital and his nephrology fellowship at Stanford University Medical Center.
Sean Grant has served as our Chief Financial Officer since July 2021. Mr. Grant previously served as Vice President of Corporate Strategy and Business Development for CareDx, Inc., a biotechnology company, from May 2020 to June 2021. His responsibilities included leading mergers and acquisitions, venture investments and partnerships across diagnostics and therapeutics. Prior to joining CareDx, Mr. Grant served as Vice President in the Investment Banking Healthcare Division at Citigroup Global Capital Markets from July 2015 to March 2020. At Citigroup, Mr. Grant specialized in public and private capital raising as well as mergers and acquisitions for leading life science companies. Mr. Grant received a B.A. in Government and International Politics from George Mason University and an M.B.A. from the Johns Hopkins University Carey Business School.
William Turner has served as our Chief Development Officer since January 2024. He previously served as Chief Regulatory and Technical Operations Officer at Sierra Oncology, Inc., a biopharmaceutical company, from August 2020 to March 2023. Mr. Turner has also served as a Principal Consultant for BiopharmBridge, LLC, a biotechnology company, since April 2020. Mr. Turner held roles of increasing responsibility at Aimmune from January 2016 to April 2020, most recently serving as Senior Vice President of Technical Operations and Regulatory Sciences from July 2018 to April 2020. From July 2013 to January 2016, Mr. Turner served as Principal Consultant at Turner Regulatory Solutions, LLC, a regulatory consulting firm. Mr. Turner holds a B.S. in Medical Microbiology with a minor in Chemistry from California State University at Long Beach.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our Class A common stock as of the Record Date by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each of our directors, including the nominees named herein;
•	each of our named executive officers; and
•	all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 54,451,375 shares of our Class A common stock outstanding as of the Record Date.
In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that will be exercisable as of May 17, 2024. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Vera Therapeutics, Inc., 8000 Marina Boulevard, Suite 120, Brisbane, California 94005.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Commodore Capital Master LP(1)	5,450,000	10.0%
Entities affiliated with Longitude Venture Partners IV, L.P.(2)	5,144,212	9.4%
Entities affiliated with Kynam Capital Management, LP(3)	3,650,339	6.7%
Sofinnova Venture Partners X, L.P.(4)	3,628,446	6.7%
Entities affiliated with Fidelity(5)	2,774,372	5.1%
BlackRock, Inc.(6)	2,754,894	5.1%
Directors and Named Executive Officers:
Marshall Fordyce, M.D.(7)	1,283,398	2.3%
Sean Grant(8)	290,622	*
Celia Lin, M.D.(9)	2,677	*
Andrew Cheng, M.D., Ph.D.(10)	126,381	*
Beth Seidenberg, M.D.(11)	1,452,045	2.7%
Maha Katabi, Ph.D.(12)	3,668,296	6.7%
Patrick Enright(13)	5,184,062	9.5%
Scott Morrison(14)	108,893	*
Kimball Hall(15)	45,915	*
Michael Morrissey, Ph.D.(16)	45,555	*
All directors and current executive officers as a group (11 persons)(17)	12,205,167	21.7%
*	Represents beneficial ownership of less than one percent.
(1)
Consists of 5,450,000 shares of Class A common stock held by Commodore Capital LP, a Delaware limited partnership (the “Firm”), which is the investment manager to Commodore Capital Master LP, a Cayman Islands exempted limited partnership (“Commodore Master”), and may be deemed to beneficially own the securities held by Commodore Master. The Firm holds shared voting and investment power over these shares. Michael Kramarz and Robert Egen Atkinson are the managing partners of the Firm and exercise investment discretion with respect to the securities. The address for the Firm and Commodore Master is 444 Madison Avenue, Floor 35, New York, New York 10022. The foregoing information was obtained from a Schedule 13G/A filed on February 14, 2024.

(2)
Consists of (i) 3,429,927 shares of Class A common stock held by Longitude Venture Partners IV, L.P. (“LVPIV”) and (ii) 1,714,285 shares of Class A common stock held by Longitude Prime Fund, L.P. (“LPF”). Longitude Capital Partners IV, LLC (“LCPIV”) is the general partner of LVPIV and may be deemed to have voting, investment and dispositive power with respect to these securities. Longitude Prime Partners, LLC (“LPP”) is the general partner of LPF and may be deemed to have voting, investment and dispositive power with respect to the securities held by LPF. Juliet Tammenoms Bakker and Patrick G. Enright, a member of our Board, are the managing members of LCPIV and LPP and may each be deemed to share voting, investment and dispositive power with respect to these securities. Each of LVPIV, LCPIV, Ms. Bakker and Mr. Enright disclaims beneficial ownership of such shares except to the extent of their respective pecuniary interests therein. The address for these individuals and entities is 2740 Sand Hill Road, 2nd Floor, Menlo Park, California 94025. The foregoing information was obtained from a Schedule 13D/A filed on February 5, 2024.

(3)
Consists of 3,650,339 shares of Class A common stock held by Kynam Capital Management, LP (“Kynam”). Kynam Capital Management GP, LLC (“Kynam GP”) is the general partner of Kynam. Yue Tang is the managing member of Kynam GP. Each of Kynam, Kynam GP, and Yue Tang may be deemed to have shared voting and dispositive power over the shares owned by Kynam. The address for these individuals and entities is 221 Elm Road, Princeton, New Jersey 08540. The foregoing information was obtained from a Schedule 13G/A filed on February 14, 2024.

(4)
Consists of 3,628,446 shares of Class A common stock held by Sofinnova Venture Partners X, L.P. (“SVP X”). Sofinnova Management X, L.P. (“SM X LP”), the general partner of SVP X, may be deemed to have sole voting and dispositive power over the shares held by SVP X, Sofinnova Management X-A, L.L.C. (“SM X LLC”), the general partner of SM X LP, may be deemed to have sole voting and dispositive power over the shares held by SVP X, and each of SMX LP, SMX LLC, and James Healy and Maha Katabi, the managing members of SM X LLC, may be deemed to have shared voting and dispositive power over the shares owned by SVP X. Ms. Katabi disclaims beneficial ownership of such shares except to the extent of her pecuniary interests therein. The address for this entity is c/o Sofinnova Investments, 3000 Sand Hill Road, Building 4-Suite 250, Menlo Park, California 94025. The foregoing information was obtained from a Schedule 13D/A filed on February 20, 2024.

(5)
Consists of 2,774,372 shares of Class A common stock beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02110. The foregoing information was obtained from a Schedule 13G/A filed on February 9, 2024.

(6)
The number of shares reported and the information included in this footnote was obtained from a Schedule 13G filed on January 29, 2024 by BlackRock, Inc. According to the Schedule 13G, BlackRock, Inc. beneficially owns 2,754,894 shares of Class A common stock, with sole dispositive power over all such shares and sole voting power over 2,701,481 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(7)
Consists of (i) 229,076 shares of Class A common stock held directly by Dr. Fordyce and (ii) 1,054,322 shares of Class A common stock subject to options exercisable within 60 days of the Record Date held by Dr. Fordyce.

(8)
Consists of (i) 41,872 shares of Class A common stock held directly by Mr. Grant and (ii) 248,750 shares of Class A common stock subject to options exercisable within 60 days of the Record Date held by Mr. Grant.

(9)	Consists of 2,677 shares of Class A common stock held directly by Dr. Lin.
(10)
Consists of (i) 17,488 shares of Class A common stock held by Dr. Cheng, as trustee of the Andrew Cheng 2010 Trust UA 10-26-2010 and (ii) 108,893 shares of Class A common stock subject to options exercisable within 60 days of the Record Date held by Dr. Cheng.

(11)
Consists of 1,343,152 shares of Class A common stock held by Kleiner Perkins Caufield & Byers XVI, LLC (“KPCB XVI”)and KPCB XVI Founders Fund, LLC (“XVI Founders”) and (ii) 108,893 shares of Class A common stock subject to options exercisable within 60 days of the Record Date held by Dr. Seidenberg. All shares held by KPCB XVI and XVI Founders are held for convenience in the name of “KPCB Holdings, Inc., as nominee”. The managing member of KPCB XVI and XVI Founders is KPCB XVI Associates, LLC (“XVI Associates”). L. John Doerr, Beth Seidenberg, Randy Komisar, Theodore E. Schlein and Wen Hsieh, the managing members of XVI Associates, exercise shared voting and dispositive control over the shares held by KPCB XVI and XVI Founders. Such managing members disclaim beneficial ownership of all shares held by KPCB XVI and XVI Founders except to the extent of their pecuniary interest therein. The address for KPCB Holdings Inc. is c/o Kleiner Perkins Caufield & Byers, LLC, 2750 Sand Hill Road, Menlo Park, California 94025.

(12)	Consists of (i) the shares described in note 4 above and (ii) 39,850 shares of Class A common stock subject to options exercisable within 60 days of the Record Date held by Dr. Katabi.
(13)	Consists of (i) the shares described in note 2 above and (ii) 39,850 shares of Class A common stock subject to options exercisable within 60 days of the Record Date held by Mr. Enright.
(14)	Consists of 108,893 shares of Class A common stock subject to options exercisable within 60 days of the Record Date held by Mr. Morrison.
(15)	Consists of 45,915 shares of Class A common stock subject to options exercisable within 60 days of the Record Date held by Ms. Hall.
(16)	Consists of 45,555 shares of Class A common stock subject to options exercisable within 60 days of the Record Date held by Dr. Morrissey.
(17)
Consists of (i) 10,404,246 shares of Class A common stock beneficially owned by our current executive officers and directors and (ii) 1,800,921 shares of Class A common stock subject to options exercisable within 60 days of the Record Date and held by our executive officers and directors.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of certain changes in ownership of common stock and other equity securities of our company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish our company with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports filed on the SEC’s EDGAR system and written representations that no other reports were required, during the fiscal year ended December 31, 2023, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that two reports of a change in ownership filed late by Ms. Seidenberg, KPCB XVI and XVI Founders for purchases of 46,163 and 131,602 shares of Class A Common Stock on February 3, 2023 and February 6, 2023, respectively. The transactions were not reported timely due to administrative error._

EXECUTIVE COMPENSATION
Our named executive officers for the year ended December 31, 2023, consisting of our principal executive officer and the next two most highly compensated executive officers, were:
•	Marshall Fordyce, M.D., our President, Chief Executive Officer and Director;
•	Sean Grant, our Chief Financial Officer; and
•	Celia Lin, M.D., our former Chief Medical Officer.
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company we will be exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Summary Compensation Table
The following table presents all of the compensation awarded to or earned by or paid to our named executive officers during the years indicated below.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Marshall Fordyce, M.D. President and Chief Executive Officer	2023	585,638	32,450	—	2,519,595	292,050	—	3,429,733
	2022	551,340	—	813,750	2,463,989	277,550	—	4,106,629

Sean Grant Chief Financial Officer	2023	455,000	18,400	—	1,119,820	165,600	3,000	1,761,820
	2022	417,500	—	627,750	1,258,893	168,000	3,000	2,475,143

Celia Lin, M.D.(6) Former Chief Medical Officer	2023	457,763	—	—	559,910	—	3,000	1,020,673
	2022	440,487	—	232,500	733,123	176,840	3,000	1,585,950
(1)	Represents the discretionary portion of the named executive officer’s annual bonus for 2023. See “—Narrative to Summary Compensation Table—Bonus Compensation” below for more information.
(2)
The dollar amounts in this column reflect the aggregate grant date fair value of restricted stock unit awards granted during the indicated fiscal year computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Committee (“ASC”) Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of each equity award is measured based on the closing price of our Class A common stock on the date of grant. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.

(3)
The amounts disclosed represent the aggregate grant date fair value of the option awards granted to our named executive officers during fiscal years 2022 and 2023 under our 2021 Plan, computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options are set forth in Note 10 to our audited financial statements included within our Annual Report on Form 10-K for the year ended December 31, 2023. This amount does not reflect the actual economic value that may be realized by the named executive officer.

(4)	The amounts disclosed represent performance bonuses earned in 2022 and 2023, but paid in the beginning of 2023 and 2024, respectively.
(5)	Amounts shown in this column represent matching payments under our 401(k) Plan, a tax-qualified retirement plan under Section 401(k) of the Internal Revenue Code of 1986, as amended.
(6)	Dr. Lin departed from the Company in January 2024.
Our Compensation Committee reviews compensation annually for all employees, including our named executive officers. In making compensation determinations, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our Company. Our Compensation Committee, in consultation with our Board, has historically determined the individual compensation of each of our named executive officers’ compensation, including, with our Chief Executive Officer’s recommendations as to the compensation of our other named executive officers. Pursuant to its charter, the Compensation Committee may approve all executive compensation unilaterally, or may choose to recommend compensation matters to the full Board for approval. From time to time, the Compensation Committee has submitted executive compensation determinations to the full Board for approval.
Annual Base Salary
Base salaries for our named executive officers are initially established through arm’s-length negotiations at the time of the named executive officer’s hiring, considering such named executive officer’s qualifications, experience, the scope of his or her responsibilities and competitive market compensation paid by other companies for similar positions within the industry and geography. Base salaries are reviewed periodically, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after considering individual responsibilities, performance and experience. In making decisions regarding salary increases, we may also draw upon the experience of members of our Board with executives at other companies. The 2023 annual base salaries for our named executive officers are set forth in the table below.
Name	2023 Base Salary
Marshall Fordyce, M.D.(1)	$590,000
Sean Grant(2)	$460,000
Celia Lin, M.D.(3)	$460,000
(1)	Dr. Fordyce’s base salary increased from $555,100 to $590,000 on January 1, 2023.
(2)	Mr. Grant’s base salary increased from $424,000 to $460,000 on January 1, 2023.
(3)	Dr. Lin’s base salary increased from $442,100 to $460,000 on January 1, 2023.
Cash Incentive Compensation
In addition to base salaries, our named executive officers are eligible to receive annual performance-based cash compensation designed to provide appropriate incentives to our executive officers to achieve pre-established annual corporate objectives and key results and to reward them for individual achievement towards these objectives and key results. The annual performance-based cash compensation each named executive officer is eligible to receive is generally based on the extent to which we achieve our corporate objectives and key results established by our Board each year. At the end of the year, our Compensation Committee reviews our performance against our corporate objectives and key results and approves, or recommends to our full Board that it approve, cash payouts based on achievement of our corporate objectives and key results, subject, in each case, to the named executive officer’s continued employment with us through the payment date of such bonus.
The Compensation Committee has generally considered each named executive officer’s individual contributions towards reaching our annual corporate objectives and key results but does not typically establish specific individual goals for our named executive officers. There is no minimum payout percentage or amount established for our named executive officers and, thus, the payment amounts vary from year to year based on corporate and individual performance, in each case pursuant to the terms of our named executive officer’s offer letter described below. For 2023, Dr. Fordyce’s, Mr. Grant’s and Dr. Lin’s target performance bonuses were 55%, 40% and 40%, respectively, of their respective base salaries.
For 2023, annual cash incentives were based on the achievement of various clinical and operational metrics. Our Compensation Committee determined that the metrics were achieved at 90% for 2023, but approved that bonuses be paid at the 100% target level due to a change in strategy that impacted the achievement of one of the pre-established objectives. As a result, our named executive officers were awarded the following bonuses for 2023:
Name	2023 Annual Bonus
Marshall Fordyce, M.D.	$324,500
Sean Grant	$184,000
Celia Lin, M.D.(1)	$—
(1)	Dr. Lin was not eligible to receive her target bonus for 2023 as a result of her departure in January 2024.

The discretionary portion of the annual bonus is reflected in the “Bonus” column in the Summary Compensation Table above, and the remainder is reflected in the “Non-Equity Incentive Plan Compensation” column.
Pension Benefits
Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the fiscal year ended December 31, 2023.
Nonqualified Deferred Compensation
Our named executive officers did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during the fiscal year ended December 31, 2023.
Agreements with Our Named Executive Officers
Offer Letters
Below are descriptions of our offer letters with our named executive officers. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, please see the section titled “Potential Payments Upon Termination or Change of Control” below.
Dr. Fordyce. In December 2020, we and Dr. Fordyce entered into an offer letter setting forth the initial terms of Dr. Fordyce’s employment with us, which was amended and restated in May 2021. Dr. Fordyce is entitled to certain severance benefits pursuant to such offer letter, as amended and restated, the terms of which are described below under the section titled “Potential Payments Upon Termination or Change of Control.” Dr. Fordyce’s employment is at will.
Mr. Grant. In July 2021, we and Mr. Grant entered into an offer letter setting forth the initial terms of Mr. Grant’s employment with us. Mr. Grant is entitled to certain severance benefits pursuant to such offer letter, the terms of which are described below under the section titled “Potential Payments Upon Termination or Change of Control.” Mr. Grant’s employment is at will.
Dr. Lin. In February 2021, we and Dr. Lin entered into an offer letter setting forth the initial terms of Dr. Lin’s employment with us, which was amended and restated in May 2021. The amended and restated offer letter governed the terms of Dr. Lin’s employment with us until her departure in January 2024.
Dr. Lin’s Separation Agreement
In connection with Dr. Lin’s departure in January 2024, we entered into a separation agreement with Dr. Lin, providing for severance in the form of nine months of her then-current base salary, up to nine months of COBRA coverage, and $184,000, representing her unearned 2023 performance bonus, in exchange for granting and not revoking a customary release of claims. Dr. Lin’s separation qualified as a without cause separation pursuant to her offer letter. See “—Potential Payments Upon Termination or Change of Control—Dr. Lin” below.

Outstanding Equity Awards at Fiscal Year End
The following table presents the outstanding equity awards held by each named executive officer as of December 31, 2023.
		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price Per Share ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)
Marshall Fordyce, M.D.	12/16/2020(4)	597,409	285,433	2.90	12/15/2030
	05/13/2021(5)	71,066	38,972	11.00	05/12/2031
	02/16/2022(6)	80,737	95,417	20.94	02/15/2032
	08/19/2022					29,166	448,573
	02/15/2023(7)	93,750	356,250	7.87	02/14/2033
Sean Grant	07/13/2021(8)	108,750	71,250	14.87	07/12/2031
	02/16/2022(9)	41,250	48,750	20.94	02/15/2032
	08/19/2022					22,500	346,050
	02/15/2023(10)	41,666	158,334	7.87	02/14/2033
Celia Lin, M.D.	02/23/2021(11)	163,498	67,323	3.94	02/22/2031
	05/13/2021(12)	10,924	5,992	11.00	05/12/2031
	02/16/2022(13)	24,022	28,390	20.94	02/15/2032
	08/19/2022					8,333	128,162
	02/15/2023(14)	20,833	79,167	7.87	02/14/2033
(1)
All of the option awards granted prior to May 13, 2021 were granted under the Company’s 2017 Equity Incentive Plan (“2017 Plan”), the terms of which plan is described below under “—Employee Benefit Plans — 2017 Equity Incentive Plan.” All of the option and stock awards granted on or subsequent to May 13, 2021 were granted under the 2021 Equity Incentive Plan (“2021 Plan”), the terms of which plan is described below under “—Employee Benefit Plans — 2021 Equity Incentive Plan.”

(2)
Awards in this column consist of restricted stock unit (“RSU”) awards that were unvested as of December 31, 2023. The shares subject to each RSU will vest on August 20, 2024, subject to continued service to us.

(3)
Amounts in this column represent the market value of the RSU awards that were unvested as of December 31, 2023. The market value is calculated by multiplying the number of shares underlying the RSU award shown in the table by $15.38, the closing price of our Class A common stock on December 31, 2023.

(4)
One-fourth of the shares subject to the option award vested on December 16, 2021, and the remaining shares subject to the option award vest in 36 substantially equal monthly installments thereafter, subject to continuous service to us.

(5)
One-fourth of the shares subject to the option award vested on May 13, 2022, and the remaining shares subject to the option award vest in 36 substantially equal monthly installments thereafter, subject to continuous service to us.

(6)	One-forty-eighth of the shares subject to the option award vest each month after February 16, 2022, subject to continued service to us.
(7)	One-forty-eighth of the shares subject to the option award vest each month after February 15, 2023, subject to continued service to us.
(8)
One-fourth of the shares subject to the option award vested on July 13, 2022, and the remaining shares subject to the option award vest in 36 substantially equal monthly installments thereafter, subject to continuous service to us.

(9)	One-forty-eighth of the shares subject to the option award vest each month after February 16, 2022, subject to continued service to us.
(10)	One-forty-eighth of the shares subject to the option award vest each month after February 15, 2023, subject to continued service to us.
(11)
One-fourth of the shares subject to the option award vested on February 23, 2022, and the remaining shares subject to the option award vest in 36 substantially equal monthly installments thereafter, subject to continuous service to us.

(12)
One-fourth of the shares subject to the option award vested on May 13, 2022, and the remaining shares subject to the option award vest in 36 substantially equal monthly installments thereafter, subject to continuous service to us.

(13)	One-forty-eighth of the shares subject to the option award vest each month after February 16, 2022, subject to continued service to us.
(14)	One-forty-eighth of the shares subject to the option award vest each month after February 15, 2023, subject to continued service to us.
Options held by certain of our named executive officers are eligible for accelerated vesting under specified circumstances. Please see the subsection titled “–Potential Payments Upon Termination or Change of Control” below for a description of such potential acceleration.

Potential Payments Upon Termination or Change of Control
Dr. Fordyce. Pursuant to Dr. Fordyce’s amended and restated offer letter, if (a) his employment is terminated without cause (as defined below), and other than as a result of his death or disability, or (b) he resigns for good reason (as defined below), then in addition to any amounts accrued and payable under the terms of our benefit plans through the date of termination, Dr. Fordyce will be entitled to receive severance in the form of 12 months of his then-current base salary, such amount to be paid in equal installments over a 12-month period after the date of termination, subject to applicable taxes and withholding, as well as up to 12 months of COBRA coverage. These severance benefits are conditioned upon Dr. Fordyce continuing to comply with his obligations under his proprietary information agreement and his delivery of a general release of claims in favor of us that becomes effective and irrevocable within 21 days of the date of termination. Further, if within the three-month period immediately prior to or 12-month period that immediately follows a change of control (as defined below) Dr. Fordyce’s employment is terminated without cause or he resigns for good reason, then (a) 100% of his then-unvested equity grants shall accelerate and become fully vested as of the termination date, (b) the amount of his cash severance and COBRA severance described above shall be increased from 12 months to 18 months and (c) he shall receive additional cash severance in an amount equal to his target annual bonus for the year of such termination, to be paid in a single lump sum within 10 business days after the effective date of his release.
Mr. Grant. Pursuant to Mr. Grant’s offer letter, if (a) his employment is terminated without cause (as defined below), and other than as a result of his death or disability, or (b) he resigns for good reason (as defined below), then in addition to any amounts accrued and payable under the terms of our benefit plans through the date of termination, Mr. Grant will be entitled to receive severance in the form of nine months of his then-current base salary, such amount to be paid in installments on the ordinary payroll dates, subject to applicable taxes and withholding, as well as up to nine months of COBRA coverage. These severance benefits are conditioned upon Mr. Grant continuing to comply with his obligations under his proprietary information agreement and his delivery of a general release of claims in favor of us that becomes effective and irrevocable within 21 days of the date of termination. Further, if within the three-month period immediately prior to or 12-month period that immediately follows a change of control (as defined below) Mr. Grant’s employment is terminated without cause or he resigns for good reason, then (a) 100% of his then-unvested equity grants shall accelerate and become fully vested as of the termination date, (b) the amount of his cash severance and COBRA severance described above shall be increased from nine months to 12 months and (c) he shall receive additional cash severance in an amount equal to his target annual bonus for the year of such termination, to be paid in a single lump sum within 10 business days after the effective date of his release.
Dr. Lin. In connection with Dr. Lin’s separation from the Company, we entered into a separation agreement with Dr. Lin which provided for the benefits as described under the heading “—Dr. Lin’s Separation Agreement” above.
For the purposes of Dr. Fordyce’s, and Mr. Grant’s severance benefits, the following definitions apply:
•
“cause” means (a) the officer’s commission or conviction (including a guilty plea or plea of nolo contendere) of any felony or any other crime involving fraud, dishonesty or moral turpitude; (b) officer’s commission or attempted commission of or participation in a fraud or act of dishonesty or misrepresentation against us; (c) willful and material breach of officer’s duties to us; (d) willful damage to any of our property; (e) willful misconduct, or other willful violation of our policy that causes harm; or (f) officer’s material violation of any written and fully executed contract or agreement between us and the officer, including without limitation, material breach of agreements relating to non-solicitation, nondisclosure and/or assignment of inventions, or material breach of any company policy, or of any statutory duty officer owes to us; provided, however, that in the event of clause (f) above, we are required to provide written notice of such alleged violation and breach, and officer will have 30 days from receipt of such notice to cure. For purposes of this definition of cause, no act, or failure to act, on officer’s part shall be considered “willful” unless it is done, or omitted to be done, by officer intentionally and without reasonable belief that officer’s action or omission was in the best interests of the company.

•
“change of control” means (a) any consolidation or merger of the company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the company immediately prior to such consolidation, merger or reorganization, continue to hold a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; (b) any transaction or series of related transactions to which the company is a party in which in excess of 50% of our voting power is transferred; provided that the foregoing shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by us or our indebtedness is cancelled or converted or a combination thereof; or (c) a sale, lease, exclusive license or other disposition of all or substantially all of our assets.
•
“good reason” means any of the following actions, if taken by us without officer’s prior written consent: (a) a material reduction in officer’s base salary, which we and officer agree is a reduction of at least 10% of officer’s base salary (unless pursuant to a salary reduction program applicable generally to our similarly situated employees); (b) a material reduction in officer’s duties (including responsibilities and/or authorities) (with respect to Dr. Fordyce, as our President and Chief Executive Officer), provided, however, that a change in job position (including a change in title) shall not be deemed a “material reduction” in and of itself unless officer’s new duties are materially reduced from the prior duties; (c) relocation of officer’s principal place of employment to a place that increases officer’s one-way commute by more than 50 miles as compared to officer’s then-current principal place of employment immediately prior to such relocation, provided that if officer works remotely during any period in which officer’s regular principal place of business at a company office is closed, then neither officer’s relocation to remote work or back to the office from remote work will be considered a relocation from officer’s principal place of employment for the purposes of this definition; or, solely with respect to Dr. Fordyce, (d) prior to a change of control, no longer being a member of our Board or reporting to our Board as Chief Executive Officer. In order to resign for good reason, officer must provide written notice to our Board, or with respect to Mr. Grant or our Chief Executive Officer, within 30 days after each occurrence of the event giving rise to good reason setting forth the basis for officer’s resignation, allow us at least 30 days from receipt of such written notice to cure such event, and if such event is not reasonably cured within such period, officer must resign from all positions officer then holds with the company not later than 30 days after the expiration of the cure period.

Other Compensation and Benefits
All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental and vision, in each case on the same basis as all of our other employees. We pay the premiums for the medical, disability, accidental death and dismemberment insurance for all of our employees, including our named executive officers. We generally do not provide perquisites or personal benefits to our named executive officers.
Employee Benefit Plans
We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate employees, consultants and directors, and encourages them to devote their best efforts to our business and financial success.
401(k) Plan
We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. We make matching contributions or discretionary contributions to the 401(k) plan up to $3,000 per employee per year. We paid a total of $142,000 to employees as part of matching contributions to the 401(k) plan in the year ended December 31, 2023. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Equity Compensation Plan Information
The following table provides certain information as of December 31, 2023, with respect to all of our equity compensation plans in effect on that date.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	5,762,236	$9.42(2)	449,218(3)
Equity compensation plans not approved by security holders	—	—	—
Total	5,762,236	$9.42(2)	449,218(3)
(1)
Consists of the 2017 Plan, the 2021 Plan, and our 2021 Employee Stock Purchase Plan (“ESPP”). The number of shares of our Class A common stock reserved for issuance under the 2021 Plan is subject to an automatic increase on January 1st of each year for a period of 10 years, beginning on January 1, 2022 and continuing through January 1, 2031, in an amount equal to (a) 5% of the total number of shares of Class A common stock outstanding on December 31st of the immediately preceding year or (b) a lesser number of shares of Class A common stock determined by the Board no later than the date of any such increase. The number of shares of our Class A common stock reserved for issuance under the ESPP is subject to an automatic increase on January 1st of each year for a period of 10 years, beginning on January 1, 2022 and continuing through January 1, 2031. The number of shares added each year will be equal to the lesser of: (a) 1% of the total number of shares of our Class A common stock outstanding on December 31st of the preceding calendar year; and (b) 440,502 shares of Class A common stock, except before the date of any such increase, the Board may determine that such increase will be less than the amount set forth in clauses (a) and (b). On January 1, 2024, the numbers of shares of our Class A common stock reserved for issuance under the 2021 Plan and the ESPP were increased by 2,222,608 and 440,502, respectively, pursuant to the automatic increase provisions of such plans.

(2)
The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our Class A common stock underlying restricted stock units, which have no exercise price.

(3)
Consists of shares available for future issuance under the 2021 Plan and the ESPP. As of December 31, 2023, 288,775 shares of our Class A common stock were available for issuance under the 2021 Plan, and 160,443 shares of our Class A common stock were available for issuance under the ESPP.

Limitations on Liability and Indemnification
Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:
•	any breach of the director’s duty of loyalty to the corporation or its stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.
Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding.
We believe that these amended and restated certificate of incorporation and amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Director Compensation
The following table sets forth in summary form information concerning the compensation that we paid or awarded during the year ended December 31, 2023 to each of our non-employee directors who served on our Board during 2023:
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Michael Morrissey, Ph.D.	81,500	105,632	187,132
Andrew Cheng, M.D., Ph.D.	49,000	105,632	154,632
Patrick Enright	50,000	105,632	155,632
Kimball Hall	46,412	105,632	152,044
Maha Katabi, Ph.D.	48,000	105,632	153,632
Scott Morrison	55,000	105,632	160,632
Beth Seidenberg, M.D.	47,500	105,632	153,132
(1)
The amounts disclosed represent the aggregate grant date fair value of the stock options granted to our non-employee directors during 2023 under our 2021 Plan, computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options are set forth in Note 10 to our audited financial statements for the year ended December 31, 2023. This amount does not reflect the actual economic value that may be realized by the non-employee director.

(2)
The aggregate number of shares underlying outstanding options to purchase our Class A common stock held by our non-employee directors as of December 31, 2023 was 516,154, as follows: 60,000 by Dr. Morrissey; 108,893 by Dr. Cheng; 39,850 by Mr. Enright; 49,775 by Ms. Hall; 39,850 by Dr. Katabi; 108,893 by Mr. Morrison; and 108,893 by Dr. Seidenberg.

We have reimbursed and will continue to reimburse all of our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. Marshall Fordyce, M.D., our President and Chief Executive Officer, was also a director as of December 31, 2023, but did not receive any additional compensation for his service as a director. See the section titled “Executive Compensation” for more information regarding the compensation earned by Dr. Fordyce.
During the year ended December 31, 2023, each of the following individuals served on our Board as non-employee directors: Michael Morrissey, Ph.D., Andrew Cheng, M.D., Ph.D., Patrick Enright, Kimball Hall, Maha Katabi, Ph.D., Scott Morrison and Beth Seidenberg, M.D. Other than as set forth above, none of our non-employee directors earned any compensation in the year ended December 31, 2023 or held any equity awards as of December 31, 2023.
Our Board adopted a non-employee director compensation policy in May 2021 that is applicable to all of our non-employee directors. The Board further amended the non-employee director compensation policy to update the initial and annual option grants as set forth below, which became effective March 28, 2023. This compensation policy provides that each such non-employee director will receive the following compensation for service on our Board:

•	an annual cash retainer of $40,000; and an additional annual cash retainer of $30,000 for services as non-executive chair of our Board;
•	an additional annual cash retainer of $7,500, $5,000 and $4,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating Committee, respectively;
•	an additional annual cash retainer of $7,500, $5,000 and $4,000 for service as chair of the Audit Committee, Compensation Committee and the Nominating Committee, respectively;
•	an initial option grant to purchase 40,000 shares of our Class A common stock on the date of each such non-employee director’s appointment to our Board; and
•
an annual option grant to purchase 20,000 shares of our Class A common stock on the date of each of our annual stockholder meetings, for non-employee directors who joined our Board no later than February 28 of the year in which the stockholders meeting is held.

On December 6, 2023, the Board further amended the non-employee director compensation policy to update the cash retainers paid to the non-employee directors as set forth below, which became effective January 1, 2024. This compensation policy provides that each such non-employee director will receive the following compensation for service on our Board:
•	an annual cash retainer of $40,000; and an additional annual cash retainer of $30,000 for services as non-executive chair of our Board;
•	an additional annual cash retainer of $10,000, $6,000 and $5,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating Committee, respectively;
•	an additional annual cash retainer of $10,000, $6,000 and $5,000 for service as chair of the Audit Committee, Compensation Committee and the Nominating Committee, respectively;
•	an initial option grant to purchase 40,000 shares of our Class A common stock on the date of each such non-employee director’s appointment to our Board; and
•
an annual option grant to purchase 20,000 shares of our Class A common stock on the date of each of our annual stockholder meetings, for non-employee directors who joined our Board no later than February 28 of the year in which the stockholders meeting is held.

Each of the option grants described above will be granted under our 2021 Plan. Each initial option grant will vest monthly over a three-year period subject to the director’s continuous service to us. Each annual option grant will vest subject to the director's continuous service to us through the earlier of the first anniversary of the date of grant or the next annual stockholder meeting. Notwithstanding the foregoing, in the event there is a change in control (as defined in the 2021 Plan) all of the option grants will accelerate and become fully vested subject to such non-employee director’s continuous service with us through such change in control. The term of each option will be 10 years, subject to earlier termination as provided in the 2021 Plan.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
The following includes a summary of transactions during the last two completed fiscal years to which we have been a party in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of our total assets as of our last two completed fiscal years, and in which any of our directors, director nominees, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.
Investors’ Rights Agreement
In October 2020, we entered into a Second Amended and Restated Investors’ Rights Agreement (“Rights Agreement”) with the then-existing holders of more than 5% of our outstanding capital stock, including Abingworth Bioventures 8 LP, Ares Trading S.A., entities affiliated with Fidelity, Citadel Multi-Strategy Equities Master Fund Ltd., GV 2019, L.P., KPCB Holdings, Inc., Longitude Venture Partners IV, L.P. and Sofinnova Venture Partners X, L.P., and including certain affiliates of our directors. The Rights Agreement granted to the holders of our outstanding redeemable convertible preferred stock certain rights, including certain registration rights with respect to the registrable securities held by them.
Participation in 2022 Follow-on Public Offering
In February 2022, we entered into an underwriting agreement (“2022 Underwriting Agreement”) with J.P. Morgan Securities LLC, Cowen and Company, LLC and Evercore Group L.L.C., as representatives of the several underwriters, relating to a follow-on underwritten public offering of shares of our Class A common stock (“2022 Follow-on Offering”). Pursuant to the 2022 Underwriting Agreement, we issued and sold an aggregate of 5,742,026 shares of our Class A common stock to the underwriters, including 748,959 shares of Class A common stock that we issued and sold pursuant to the exercise in full by the underwriters of their option to purchase additional shares in connection with the 2022 Follow-on Offering, at a price to the public of $15.00 per share. Our 2022 Follow-on Offering closed on February 14, 2022. Certain holders of more than 5% of our capital stock (including shares of Class A common stock acquired in the offering) purchased shares of our Class A common stock from the underwriters in the 2022 Follow-on Offering at the offering price of the shares to the public.
The following table sets forth the number of shares of our Class A common stock purchased and the aggregate cash purchase price paid by each of these stockholders.
Name	Shares of Class A Common Stock Purchased	Aggregate Cash Purchase Price
RA Capital Healthcare Fund, L.P.(1)	2,000,000	$30,000,000
Fidelity Management & Research Company LLC(2)	748,000	$11,220,000
Longitude Venture Partners IV, L.P.(3)	333,333	$4,999,995
Sofinnova Venture Partners X, L.P.(4)	266,666	$3,999,990
Citadel Multi-Strategy Equities Master Fund Ltd.(5)	180,000	$2,700,000
Citadel Advisors LLC(6)	100,000	$1,500,000
(1)	RA Capital Healthcare Fund, L.P. is the beneficial owner of more than 5% of our outstanding capital stock.
(2)	Entities affiliated with Fidelity Management & Research Company LLC collectively beneficially own more than 5% of our outstanding capital stock.
(3)	Patrick Enright is a managing member of Longitude Capital Partners IV, LLC, the general partner of Longitude Venture Partners IV, L.P. and a member of our Board.
(4)	Maha Katabi, Ph.D., is a general partner at Sofinnova Venture Partners X, L.P. and a member of our Board.
(5)	Citadel Multi-Strategy Equities Master Fund Ltd. is the beneficial owner of more than 5% of our outstanding capital stock.
(6)	Citadel Advisors LLC is an affiliate of Citadel Multi-Strategy Equities Master Fund Ltd., the beneficial owner of more than 5% of our outstanding capital stock.
Participation in 2023 Follow-on Public Offering
In February 2023, we entered into an underwriting agreement (“2023 Underwriting Agreement”) with J.P. Morgan Securities LLC, Cowen and Company, LLC and Evercore Group L.L.C., as representatives of the several underwriters, relating to a follow-on underwritten public offering of shares of our Class A common stock (“2023 Follow-on Offering”). Pursuant to the 2023 Underwriting Agreement, we issued and sold an aggregate of 16,428,572 shares of our Class A common stock to the underwriters, including 2,142,857 shares of Class A common stock that we issued and sold pursuant to the exercise in full by the underwriters of their option to purchase additional shares in connection with the 2023 Follow-on Offering, at a price to the public of $7.00 per share. Our 2023 Follow-on Offering closed on February 6, 2023. Certain of our executive officers and certain holders of more than 5% of our capital stock (including shares of Class A common stock acquired in the offering) purchased shares of our Class A common stock from the underwriters in the 2023 Follow-on Offering at the offering price of the shares to the public.
The following table sets forth the number of shares of our Class A common stock purchased and the aggregate cash purchase price paid by each of these stockholders.
Name	Shares of Class A Common Stock Purchased	Aggregate Cash Purchase Price
Fidelity Management & Research Company LLC(1)	2,142,857	$14,999,999
Longitude Venture Partners IV, L.P.(2)	1,714,285	$11,999,995
Sofinnova Venture Partners X, L.P.(3)	285,714	$1,999,998
Sean Grant	14,285	$99,995
(1)	Entities affiliated with Fidelity Management & Research Company LLC collectively beneficially own more than 5% of our outstanding capital stock.
(2)	Patrick Enright is a managing member of Longitude Capital Partners IV, LLC, the general partner of Longitude Venture Partners IV, L.P. and a member of our Board.
(3)	Maha Katabi, Ph.D., is a general partner at Sofinnova Venture Partners X, L.P. and a member of our Board.
Participation in 2024 Follow-on Public Offering
In January 2024, we entered into an underwriting agreement (“2024 Underwriting Agreement”) with J.P. Morgan Securities LLC, Cowen and Company, LLC and Evercore Group L.L.C., as representatives of the several underwriters, relating to a follow-on underwritten public offering of shares of our Class A common stock (“2024 Follow-on Offering”). Pursuant to the 2023 Underwriting Agreement, we issued and sold an aggregate of 9,274,194 shares of our Class A common stock to the underwriters, including 1,207,677 shares of Class A common stock that we issued and sold pursuant to the exercise in full by the underwriters of their option to purchase additional shares in connection with the 2024 Follow-on Offering, at a price to the public of $31.00 per share. Our 2024 Follow-on Offering closed on January 29, 2024. Certain holders of more than 5% of our capital stock (including shares of Class A common stock acquired in the offering) purchased shares of our Class A common stock from the underwriters in the 2024 Follow-on Offering at the offering price of the shares to the public.
The following table sets forth the number of shares of our Class A common stock purchased and the aggregate cash purchase price paid by each of these stockholders.
Name	Shares of Class A Common Stock Purchased	Aggregate Cash Purchase Price
Fidelity Management & Research Company LLC(1)	800,000	$24,800,000
Commodore Capital LP(2)	450,000	$13,950,000
Kynam Capital Management, LP(3)	300,000	$9,300,000
Sofinnova Venture Partners X, L.P.(4)	161,290	$4,999,990
(1)	Entities affiliated with Fidelity Management & Research Company LLC collectively beneficially own more than 5% of our outstanding capital stock.
(2)	Commodore Capital LP owns more than 5% of our outstanding capital stock.
(3)	Kynam Capital Management, LP owns more than 5% of our outstanding capital stock.
(4)	Maha Katabi, Ph.D., is a general partner at Sofinnova Venture Partners X, L.P. and a member of our Board. Sofinnova Venture Partners X, L.P. owns more than 5% of our outstanding capital stock.

Employment Agreements and Stock Option Grants to Directors and Executive Officers
We have entered into employment agreements with certain of our named executive officers, and granted stock options to our named executive officers and certain of our directors, as more fully described in the sections titled “Executive Compensation” and “Director Compensation.”
Indemnification
We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board, as more fully described in the section titled “Limitations on Liability and Indemnification.” With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding.
Policies and Procedures for Transactions with Related Persons
We maintain a written policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our Board or our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 (or, if less, 1% of the average of our total assets at year end for the last two completed fiscal years) and such person would have a direct or indirect interest, must be presented to the Board or our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, the Board or our Audit Committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker or the Company. Direct your written request to Vera Therapeutics, Inc.’s Secretary at 8000 Marina Boulevard, Suite 120 Brisbane, California 94005, or call (650) 770-0077, and we will promptly deliver the requested material. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
A copy of the Annual Report is available without charge upon written request to: 8000 Marina Boulevard, Suite 120, Brisbane, California 94005, Attention: Corporate Secretary.

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VERA THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect the two Class III directors named below to hold office until the Company's 2027 annual meeting of stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Andrew Cheng, M.D., Ph.D.
02) Scott Morrison

The Board of Directors recommends you vote FOR the following proposal:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V38323-P07946

VERA THERAPEUTICS, INC.
Annual Meeting of Stockholders
May 15, 2024 8:00 AM (Pacific Time)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Marshall Fordyce, M.D., and Sean Grant, and each of them, with full power of substitution and power to act alone, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all of the shares of Class A Common Stock of Vera Therapeutics, Inc. which the undersigned is entitled to vote, and, in their best judgment, to vote upon such other business as may properly come before the Annual Meeting of Stockholders to be held May 15, 2024, and at any adjournments or postponements thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve), with all powers which the undersigned would possess if present at the meeting. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting of Stockholders.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side